Exhibit 10.1

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of June 30, 2014 (this “Amendment”), among PARLEX 1 FINANCE, LLC and PARLEX 3 FINANCE, LLC (individually and collectively, “Sellers”), and BANK OF AMERICA, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Sellers and Buyer are parties to that certain Master Repurchase Agreement, dated as of May 21, 2013, as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of September 23, 2013, as further amended by that certain Joinder Agreement, also dated as of September 23, 2013 (and as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Sellers and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Blackstone Mortgage Trust Inc. (“Guarantor”) has agreed to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer each hereby agree as follows:

SECTION 1. Amendment to Repurchase Agreement.

(a)     The term, “Extension Fee”, as set forth in Section 2 of the Repurchase Agreement, is hereby deleted in its entirety.

(b)     The terms, “Facility Termination Date” and “Initial Facility Termination Date”, as set forth in Section 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Facility Termination Date” shall mean the Initial Facility Termination Date, as the same may be extended to May 21, 2018, in accordance with the exercise of the First Extension Option and, as same may be further extended to May 21, 2019, in accordance with the exercise of the Second Extension Option.

“Initial Facility Termination Date” shall mean May 21, 2017.

(c)     Section 2 of the Repurchase Agreement is hereby amended by adding the following, new defined terms, in correct alphabetical order:

“Legacy Purchased Loan” shall mean any Purchased Loan for which the related Purchase Date occurred on or prior to June 30, 2014.

“New Purchased Loan” shall mean any Purchased Loan for which the related Purchase Date occurs after June 30, 2014.

“Purchased Loan Fee” shall have the meaning specified in the Fee Letter.

(d)     Section 3(k) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(k)     Subject to the conditions in this Section 3(k), upon written notice by Seller delivered to Buyer no earlier than ninety (90) days and no later than thirty (30) days before the Initial Facility Termination Date, Seller may extend the Initial Facility Termination Date for a one year period (the “First Extension Option”). If the First Extension Option is validly exercised, then, subject to the conditions in this Section 3(k), upon written notice by Seller delivered to Buyer no earlier than ninety (90) days and no later than thirty (30) days before the Facility Termination Date as extended pursuant to the First Extension Option, Seller may extend the Facility Termination Date as so extended for an additional one year period (the “Second Extension Option”). Seller may only exercise an Extension Option if as of the date Seller provides notice of its request to extend the then-current Facility Termination Date and as of the Facility Termination Date in effect prior to giving effect to the Extension Option (i) no Default or Event of Default has occurred and is continuing and (ii) no Margin Deficit exists (other than any Margin Deficit that has been paid in full).

(e)     Section 12 of the Repurchase Agreement is hereby amended by adding the following, new Section 12(t), in correct alphabetical order:

(t)      Sellers shall pay to Buyer the Purchased Loan Fee, which shall be fully earned by, and due and payable to, Buyer (i) with respect to each Legacy Purchased Loan, on the third (3rd) anniversary of each related Purchase Date, and (ii) with respect to each New Purchased Loan, on each of the third (3rd) and fourth (4th) anniversaries of each related Purchase Date.

SECTION 2. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which this Amendment is executed and delivered by a duly authorized officer of each of Sellers and Buyer and acknowledged and agreed by Guarantor.

SECTION 3. Compliance with Transaction Documents. On and as of the date first above written, each Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 10 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4. Acknowledgements of Sellers. Each Seller hereby acknowledges that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and Amendment No. 2 to the Fee and Pricing Letter, dated as of the date hereof, among Buyer and Sellers, and agrees that it continues to be bound by the Guaranty to the extent of the Obligations (as defined therein), as such obligations may be prolonged in connection with the extension of the Facility Termination Date pursuant to this Amendment, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guaranty and each of the other Transaction Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to the Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Expenses. Sellers agree to pay and reimburse Buyer for all actual out-of-pocket costs and expenses reasonably incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with Section 20(b) of the Repurchase Agreement.

SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER: BANK OF AMERICA, N.A., a national banking association
By:	/s/ [Signature Illegible]
Name: Title:
SELLERS: PARLEX 1 FINANCE, LLC, a Delaware limited liability company
By:	/s/ Douglas Armer
Name: Douglas Armer Title: Managing Director, Head of Capital Markets and Treasurer
PARLEX 3 FINANCE, LLC, a Delaware limited liability company
By:	/s/ Douglas Armer
Name: Douglas Armer Title: Managing Director, Head of Capital Markets and Treasurer

Acknowledged and Agreed:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:
By:	/s/ Douglas Armer
Name: Douglas Armer Title: Managing Director, Head of Capital Markets and Treasurer